Execution Version

AMENDMENT NO. 6 TO CREDIT AGREEMENT

This Amendment No. 6 to Credit Agreement (this “Amendment”) dated as of November 23, 2020 (the “Effective Date”), is among Berry Petroleum Company, LLC, a Delaware limited liability company (the “Borrower”), Berry Corporation (bry), a Delaware corporation (the “Parent” and the “Guarantor”), Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) and as issuing lender (in such capacity, the “Issuing Lender”), and the Lenders (as defined below).
RECITALS

A.    Reference is made to that certain Credit Agreement dated as of July 31, 2017 (as amended by that certain Limited Waiver and Amendment No. 1 to Credit Agreement dated as of November 16, 2017, Amendment No. 2 to Credit Agreement dated as of March 8, 2018, Amendment No. 3 to Credit Agreement dated as of November 14, 2018, Amendment No. 4 to Credit Agreement dated as of December 17, 2019, and Limited Waiver and Amendment No. 5 to Credit Agreement dated as of June 23, 2020, and as further amended, restated, supplemented, or otherwise modified from time to time, including by this Amendment, the “Credit Agreement”) among the Borrower, the Parent, the Administrative Agent, the Issuing Lender and the financial institutions party thereto as lenders from time to time (the “Lenders”).

B.    Subject to the terms and conditions set forth herein, (i) the parties hereto wish to amend the Credit Agreement as provided herein and (ii) the Lenders party hereto (which constitute at least the Required Lenders) have agreed to reaffirm the Borrowing Base at $200,000,000 in accordance with the regularly scheduled Borrowing Base redetermination process described in Section 2.2(b) of the Credit Agreement, subject to the established Aggregate Elected Commitment Amount of $200,000,000.

NOW THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.Defined Terms. As used in this Amendment, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.
Section 2.    Other Definitional Provisions. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Amendment, unless otherwise specified. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Amendment shall refer to this Amendment as a whole and not to any particular provision of this Amendment. The term “including” means “including, without limitation,”. Paragraph headings have been inserted in this Amendment as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Amendment and shall not be used in the interpretation of any provision of this Amendment.

Section 3.    Borrowing Base. Subject to the satisfaction of the conditions below, the Borrowing Base is hereby reaffirmed at $200,000,000 effective as of the Effective Date, and such Borrowing Base shall remain in effect at that level until the Borrowing Base is next redetermined or adjusted pursuant to the terms of the Credit Agreement. For the avoidance of doubt, the Borrowing Base redetermination set forth in this Section 3 shall constitute the regularly scheduled Semi-Annual Redetermination to be made on or about November 1, 2020 pursuant to Section 2.2(b)(ii) of the Credit Agreement. The parties hereto hereby acknowledge and agree that any delay in timing in connection with the redetermination of the Borrowing Base hereunder shall not constitute any course of dealing or other basis for altering any obligation of the Credit Parties or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Credit Documents, all of which are expressly reserved by the Administrative Agent and the Lenders.
Section 4.    Amendments to Credit Agreement.
(a)    Section 1.1 of the Credit Agreement (Certain Defined Terms) is hereby amended by adding the following new defined terms in the appropriate alphabetical order therein as follows:
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Resolution Authority” means (a) any EEA Resolution Authority or (b) any UK Resolution Authority.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
(b)    Section 1.1 of the Credit Agreement (Certain Defined Terms) is hereby amended by restating the definition of “Bail-In Action” in its entirety as follows:
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
(c)    Section 1.1 of the Credit Agreement (Certain Defined Terms) is hereby amended by restating the definition of “Bail-In Legislation” in its entirety as follows:

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
(d)    Section 1.1 of the Credit Agreement (Certain Defined Terms) is hereby amended by restating the definition of “Excluded Accounts” in its entirety as follows:
“Excluded Accounts” means, with respect to each Credit Party, each deposit account, securities account, or other account, to the extent used exclusively and solely for (a) payroll accounts containing a balance not exceeding by more than 5% the amount of payroll expenses for one payroll period at any time, (b) tax withholding accounts, (c) employee benefit trust accounts, (d) zero balance accounts (other than lockbox accounts to the extent Account Control Agreements are permitted by the applicable depository bank), (e) petty cash accounts containing a balance not exceeding $25,000 per account at any time and not to exceed $250,000 for all such accounts in the aggregate, (f) trust accounts holding royalty payment and working interest payments solely to the extent constituting property of a third party held in trust, (g) the General Unsecured Claims Account, (h) cash collateral accounts subject to Permitted Liens, and (i) trading accounts in which notes constituting Specified Additional Debt that are re-purchased by any Credit Party from the holders of such notes may be deposited pending retirement of such notes; provided that, such trading accounts shall not hold cash at any time.
(e)    Section 1.1 of the Credit Agreement (Certain Defined Terms) is hereby amended by restating the definition of “Write-Down and Conversion Powers” in its entirety as follows:
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
(f)    Section 2.5 of the Credit Agreement (Prepayments) is hereby amended by restating clauses (g) and (h) of such Section as follows:
(g)    Excess Available Cash. If, as of the end of the last Business Day of any calendar week, the Available Cash of the Credit Parties or any of their Restricted Subsidiaries exceeds $30,000,000, then no later than the immediately following Business Day, the Borrower shall (i) submit an irrevocable notice of prepayment of the Borrowings stating the aggregate principal amount of such prepayment in the amount necessary to eliminate such excess and (ii) prepay the Borrowings in such amount.
(h)    Overadvance. If at any time after giving effect pro forma effect to a Borrowing, (i) the sum of the outstanding principal amount of all Advances plus the Letter of Credit Exposure exceeds (ii) the difference of (A) the least of (1) the aggregate amount of Commitments, (2) the Borrowing Base then in effect, and (3) the Aggregate Elected Commitment Amounts, minus (B) the Borrowing Limitation then in effect, then no later than the immediately following Business Day, the Borrower shall (i) submit an irrevocable notice of prepayment of the Borrowings stating the aggregate principal amount of such prepayment in the amount necessary to eliminate such excess and (ii) prepay the Borrowings in such amount.
(g)    Section 5.2 of the Credit Agreement (Reporting) is hereby amended by restating clause (v) of such Section as follows:
(v)    Available Cash Calculation. At any time when (i) Availability is less than or equal to 80% and Available Cash is greater than $30,000,000 or (ii) a Default, Event of Default, or Borrowing Base Deficiency has occurred and is continuing, then on the last Business Day of each week (or if a Default, Event of Default, or Borrowing Base Deficiency has occurred and is continuing, then on each Business Day of each week), and at any other time within one Business Day of any reasonable request by the Administrative Agent, the Borrower shall provide to the Administrative Agent (A) a written statement setting forth a detailed calculation of Available Cash in form, substance, and detail reasonably acceptable to the Administrative Agent and (B) a detailed summary and balance statements, in a form reasonably acceptable to the Administrative Agent, for each deposit account, securities account, commodity account or other account in which any Available Cash is held or to which any Available Cash is credited and amounts excluded therefrom as Available Cash in connection with each calculation of Available Cash delivered to the Administrative Agent hereunder; provided that, in connection with any prepayment to be made pursuant to Section 2.5(g), on or before the date such prepayment is required to be made, the Borrower shall provide to the Administrative Agent a written statement setting forth a detailed calculation of Available Cash in form, substance, and detail reasonably acceptable to the Administrative Agent; and

(h)    Section 10.8 of the Credit Agreement (Confidentiality) is hereby amended by restating the final paragraph of such Section as follows:
For purposes of this Section, “Information” means all information received from or on behalf of the Parent (or the Intermediate Holdco, if applicable) or any other Credit Party relating to the Parent (or the Intermediate Holdco, if applicable), any other Credit Party or any of their respective Subsidiaries or any of their respective businesses, or from the Administrative Agent relating to the Parent (or the Intermediate Holdco, if applicable), any other Credit Party, or any other their respective Subsidiaries or any of their respective businesses, in each case, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Lender on a nonconfidential basis prior to disclosure by the Parent (or the Intermediate Holdco, if applicable) or any other Credit Party. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
(i)    Section 10.20 of the Credit Agreement (Acknowledgment and Consent to Bail-In of EEA Financial Institutions) is hereby (i) renamed as “Acknowledgment and Consent to Bail-in of Affected Financial Institutions” and (ii) restated in its entirety as follows:
Section 10.20    Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Section 5.    Representations and Warranties. Each Credit Party represents and warrants that, as of the date hereof (a) the representations and warranties of such Credit Party contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the Effective Date as if made on and as of such date, except that any representation and warranty which by its terms is made as of a specified date is true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) only as of such specified date; (b) no Default has occurred and is continuing; (c) the execution, delivery and performance of this Amendment are within such Credit Party’s powers and have been duly authorized by all necessary corporate, limited liability company, or partnership action; (d) each of this Amendment and the Credit Agreement, as amended hereby, constitutes the legal, valid, and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity whether applied by a court of law or equity; (e) the execution, delivery and performance of this Amendment by such Credit Party do not require any authorization or approval or other action by, or any notice or filing with, any Governmental Authority other than those that have been obtained or provided; and (f) the Liens under the Security Documents are valid and subsisting and secure the obligations under the Credit Documents.
Section 6.    Conditions to Effectiveness. This Amendment shall become effective on the Effective Date and enforceable against the parties hereto upon the occurrence of the following conditions precedent:
(a)    The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of this Amendment, duly and validly executed and delivered by duly authorized officers of the Borrower, the Guarantor, the Administrative Agent, and the Lenders constituting at least the Required Lenders.
(b)    The Borrower shall have paid to the Administrative Agent all reasonable out-of-pocket costs and expenses that have been invoiced and are payable pursuant to Section 10.1 of the Credit Agreement.
(c)    The Administrative Agent shall have received such other documents, governmental certificates, agreements, and lien searches as the Administrative Agent or any Lender may reasonably request.
(d)    The representations and warranties in this Amendment shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case it shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date, and no Default shall have occurred and be continuing.
Section 7.    Acknowledgments and Agreements.
(a)    Each Credit Party acknowledges that on the date hereof all outstanding Secured Obligations are payable in accordance with their terms and each Credit Party waives any set-off, counterclaim, recoupment, defense, or other right, in each case, existing on the date hereof, with respect to such Secured Obligations. Each party hereto does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect, and each Credit Party acknowledges and agrees that its respective liabilities and obligations under the Credit Agreement, as amended hereby, and the other Credit Documents are not impaired in any respect by this Amendment.
(b)    The Administrative Agent, the Issuing Lender, and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Credit Documents. Nothing in this Amendment shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Credit Documents, (ii) any of the agreements, terms or conditions contained in any of the Credit Documents, (iii) any rights or remedies of the Administrative Agent, the Issuing Lender, or any Lender with respect to the Credit Documents, or (iv) the rights of the Administrative Agent, the Issuing Lender, or any Lender to collect the full amounts owing to them under the Credit Documents.
(c)    This Amendment is a Credit Document for the purposes of the provisions of the other Credit Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Amendment shall be a Default or Event of Default, as applicable, under the Credit Agreement.
Section 8.    Reaffirmation of the Guaranty. Each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under the applicable Guaranty are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, of all the Guaranteed Obligations (as defined in the applicable Guaranty), and its execution and delivery of this Amendment does not indicate or establish an approval or consent requirement by such Guarantor under the applicable Guaranty, in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement or any of the other Credit Documents.
Section 9.    Reaffirmation of Liens. Each Credit Party (a) reaffirms the terms of and its obligations (and the security interests granted by it) under each Security Document to which it is a party, and agrees that each such Security Document will continue in full force and effect to secure the Secured Obligations as the same may be amended, supplemented, or otherwise modified from time to time, and (b) acknowledges, represents, warrants and agrees that the Liens and security interests granted by it pursuant to the Security Documents are valid, enforceable and subsisting and create an Acceptable Security Interest to secure the Secured Obligations.
Section 10.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.
Section 11.    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.
Section 12.    Severability. In case one or more of the provisions of this Amendment shall for any reason be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein or in the other Credit Documents shall not be affected or impaired thereby.
Section 13.    Governing Law. This Amendment shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York).
Section 14.    Entire Agreement. THIS AMENDMENT, THE CREDIT AGREEMENT, THE NOTES, AND THE OTHER CREDIT DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[SIGNATURES BEGIN ON NEXT PAGE]

EXECUTED to be effective as of the date first above written.

BORROWER AND GUARANTOR:

BERRY PETROLEUM COMPANY, LLC

By: /s/ Cary Baetz
Name: Cary Baetz
Title: Chief Financial Officer

GUARANTOR:

BERRY CORPORATION (bry)

By: /s/ Cary Baetz
Name: Cary Baetz
Title: Chief Financial Officer

ADMINISTRATIVE AGENT/ISSUING
LENDER/LENDER:

WELLS FARGO BANK,
NATIONAL ASSOCIATION,
as Administrative Agent and a Lender

By: /s/ Jonathan Herrick
Name: Jonathan Herrick
Title: Director

LENDERS:

BANK OF MONTREAL, as a Lender

By: /s/ Benjamin J. Johnson
Name: Benjamin J. Johnson
Title: Vice President

KEYBANK NATIONAL ASSOCIATION, as a Lender

By: /s/ George E. McKean
Name: George E. McKean
Title: Senior Vice President
ABN AMRO CAPITAL USA LLC,
as a Lender

By: /s/ Darrell Holley
Name: Darrell Holley
Title: Managing Director
By: /s/ Elizabeth Johnson
Name: Elizabeth Johnson
Title: Executive Director

BOKF, N.A., as a Lender

By: /s/ Sonja Borodko
Name: Sonja Borodko
Title: SVP

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Christopher Kuna
Name: Christopher Kuna
Title: Senior Director

CITIZENS BANK, N.A., as a Lender

By: /s/ Hernando Garcia
Name: Hernando Garcia
Title: Director

CATHAY BANK, as a Lender

By: /s/ Stephen V Bacala II
Name: Stephen V Bacala II
Title: Vice President

ING CAPITAL LLC, as a Lender

By: /s/ Juli Bieser
Name: Juli Bieser
Title: Managing Director
By: /s/ Lauren Gutterman
Name: Lauren Gutterman
Title: Vice President

MORGAN STANLEY BANK, N.A., as a Lender
By: /s/ Marisa Moss
Name: Marisa Moss
Title: Authorized Signatory

UBS AG, STAMFORD BRANCH, as a Lender
By: /s/ Anthony Joseph
Name: Anthony Joseph
Title: Associate Director
By: /s/ Houssem Daly
Name: Houssem Daly
Title: Associate Director

BP ENERGY COMPANY, as a Lender
By: /s/ Mark Galicia
Name: Mark Galicia
Title: Attorney-In-Fact

GOLDMAN SACHS LENDING PARTNERS LLC, as a Lender
By: /s/ Mahesh Mohan
Name: Mahesh Mohan
Title: Authorized Signatory

MACQUARIE BANK LIMITED, as a Lender
By: /s/ Avril Chung
Name: Avril Chung
Title: Associate Director

IBERIA BANK, as a Lender
By: /s/ Blakely Norris
Name: Blakely Norris
Title: Vice President

ARVEST BANK, as a Lender

By: /s/ S. Matt Condry
Name: S. Matt Condry
Title: V.P. Commercial Banking